                     CINERGY CORP. AND SUBSIDIARY COMPANIES

                        AGREEMENT FOR FILING CONSOLIDATED
                           INCOME TAX RETURNS AND FOR
                        ALLOCATION OF CONSOLIDATED INCOME
                          TAX LIABILITIES AND BENEFITS

Cinergy Corp., a registered public utility holding company, and its Subsidiaries hereby agree to join annually in the filing of a consolidated Federal income tax return and to allocate  the  consolidated  Federal  income tax  liabilities  and benefits  among the members of the  consolidated  group in  accordance  with the provisions of this Agreement.

1.   DEFINITIONS

          "Consolidated  tax"  is  the  aggregate  current  Federal  income  tax liability  for a tax year,  being  the tax  shown on the  consolidated
          Federal income tax return and any adjustments thereto, as described in section 5 hereof.

          "Corporate  taxable  income"  is the  positive  taxable  income  of an associate company for a tax year,  computed as though such company had filed a separate return on the same basis as used in the  consolidated return,  except that dividend income from associate companies shall be
          disregarded,  and  other  intercompany  transactions,   eliminated  in
          consolidation, shall be given appropriate effect.

          "Corporate  taxable loss" is the taxable loss of an associate  company for a tax year,  computed as though such  company had filed a separate return on the same basis as used in the  consolidated  return,  except that dividend  income from associate  companies  shall be disregarded, and other  intercompany  transactions,  eliminated  in  consolidation, shall be given appropriate effect.

          "Corporate  tax  credit"  is a  negative  separate  regular  tax  of a subsidiary  company  for a tax year,  equal to the amount by which the consolidated regular tax is reduced by including the corporate taxable loss of such subsidiary company in the consolidated tax return.

          "Separate  return tax" is the tax on the corporate  taxable  income or loss of an associate  company as though such company were not a member of a  consolidated  group.  Attached  hereto  as  Exhibit A is a true, correct  and  complete  copy  of  the  By-Laws  of the  Investor  (the
          "By-Laws"),  as in full force and effect on and as of the date hereof.
          No amendment or other  document  relating to or affecting  the By-Laws has been  authorized  by the Board of Directors of the Investor and no action has been taken by the Investor or the Board of Directors of the
          Investor in contemplation of any such amendment.

These  definitions  shall apply, as  appropriate,  in the context of the regular income tax and the Alternative Minimum Tax ("AMT") unless otherwise indicated in the Agreement.

2.   TAX ALLOCATION PROCEDURES

          The consolidated tax shall be allocated among the members of the group consistent  with Rule 45(c) of the Public Utility  Holding Company Act of 1935,  utilizing the separate "corporate taxable income" method, in the following manner:

          a)   Each  subsidiary,  which has a corporate  taxable  loss,  will be entitled to a corporate  tax credit  equal to the amount by which the  consolidated  regular income tax is reduced by including the corporate  tax loss of such  subsidiary in the  consolidated  tax return.  The  members  having  corporate  taxable  income will be allocated an amount of regular income tax liability  equal to the sum of the  consolidated  regular tax liability and the corporate tax credits  allocated to the  subsidiaries  having corporate tax losses  based on the  ratio  that each  such  member's  corporate taxable income bears to the total corporate taxable income of all members having corporate taxable income.

               If the  aggregate  of the members'  corporate  tax losses are not entirely utilized on the current year's consolidated  return, the consolidated  carry back or carry  forward of such  losses to the applicable  taxable  year(s)  will be  allocated  to each  member having a corporate  taxable loss in the ratio that such  member's separate  corporate  tax loss  bears to the total  corporate  tax losses of all members having corporate taxable losses.

          b)   The  consolidated  Environmental  Tax will be allocated among the members  of the group by  applying  the  procedures  set forth in subsection a) above, except that the basis for allocation will be
               Alternative  Minimum  Taxable Income ("AMTI") rather than regular corporate taxable income.

          c)   The  consolidated  AMT will be  allocated  among the  members  in accordance  with  the  procedures  and  principles  set  forth in
               Proposed Treasury  Regulation  section 1.1502-55 in the form such
               Regulation  existed  on the  date on  which  this  Agreement  was executed.

          d)   Tax  benefits  such as  general  business  credits,  foreign  tax benefits,  or other tax credits shall be apportioned  directly to those members whose  investments or  contributions  generated the credit or benefit.

               If the credit or benefit  cannot be  entirely  utilized to offset current  consolidated tax, the consolidated  credit carry back or carry  forward  shall  be  apportioned  to  those  members  whose investments or  contributions  generated the credit or benefit in proportion  to  the  relative  amounts  of  credits  or  benefits generated by each member.

          e)   If the amount of  consolidated  tax  allocated to any  subsidiary under this Agreement,  as determined above,  exceeds the separate return tax of such  subsidiary,  such excess shall be reallocated among those  members  whose  allocated tax liability is less than the amount of their  respective  separate return tax liabilities.
               The  reallocation   shall  be  proportionate  to  the  respective
               reductions in separate return tax liability of such members.  Any remaining  unallocated tax liability shall be assigned to Cinergy
               Corp. The term "tax" and "tax  liability"  used in the subsection shall include regular tax, Environmental Tax and AMT.

3.   TAX PAYMENTS AND COLLECTIONS FOR ALLOCATIONS

          Cinergy  Corp.  shall make any  calculations  on behalf of the members necessary to comply with the estimated tax  provisions of the Internal
          Revenue  Code  of  1986  as  amended  (the  "Code").   Based  on  such
          calculations,  Cinergy  Corp.  shall  charge or refund to the  members appropriate  amounts at intervals  consistent with the dates indicated
          by Code section 6655. CINergy Corp. shall be responsible for paying to the Internal Revenue Service the  consolidated  current Federal income tax liability.

          After filing the consolidated Federal income tax return and allocating the consolidated tax liability among the members,  Cinergy Corp. shall
          charge  or  credit,  as  appropriate,   the  members  to  reflect  the
          difference  between prior payments or credits and their current tax as allocated under this Agreement.

4.   ALLOCATION OF STATE TAX LIABILITIES OR BENEFITS

          State  and local  income  tax  liabilities  will be  allocated,  where appropriate,  among members in accordance with  principles  similar to those  employed in the  Agreement for the  allocation of  consolidated
          Federal income tax liability.

5.   TAX RETURN ADJUSTMENTS

          In the event the consolidated  tax return is subsequently  adjusted by the Internal Revenue Service, state tax authorities,  amended returns, claims for refund,  or otherwise,  such adjustments shall be reflected in the same  manner as though  they had  formed  part of the  original consolidated return.  Interest paid or received, and penalties imposed on account of any  adjustment  will be  allocated  to the  responsible member.

6.   NEW MEMBERS

          If, at any time, any other company  becomes a member of the Affiliated
          Group,  the  parties  hereto  agree  that such new member may become a party  to  this  Agreement  by  executing  a  duplicate  copy  of this
          Agreement.  Unless  otherwise  specified,  such new member  shall have similar  rights  and  obligations  of all  other  members  under  this
          Agreement.

7.   MEMBERS LEAVING THE AFFILIATED GROUP

          In the  event  that any  member  of the  Affiliated  Group at any time leaves the Group and,  under any  applicable  statutory  provision  or regulation,  that member is assigned and is deemed to take with it all or a portion of any of the tax attributes (including,  but not limited to, net  operating  losses,  credit  carry  forwards,  and Minimum Tax
          Credit carry  forwards) of the Affiliated  Group,  then, to the extent the amount of the  attributes  so assigned  differs from the amount of such  attributes  previously  allocated  to  such  member  under  this
          Agreement,  the leaving  member  shall  appropriately  settle with the
          Group. Such settlement shall consist of payment on a dollar-for-dollar basis for all differences in credits and, in the case of net operating loss  differences,  in an amount  computed by reference to the highest marginal corporate tax rate. The settlement amounts shall be allocated among the remaining members of the Group in proportion to the relative level of  attributes  possessed by each member and the  attributes  of each member shall be adjusted accordingly.

8.   SUCCESSORS, ASSIGNS

          The  provisions  and terms of the  Agreement  shall be  binding on and inure to the benefit of any successor or assignee by reason of merger, acquisition of assets, or otherwise, of any of the members hereto.

9.   AMENDMENTS AND TERMINATION

          This Agreement may be amended at any time by the written  agreement of the parties hereto at the date of such amendment and may be terminated at any time by the written consent of all such parties.

10.  GOVERNING LAW

          This  Agreement is made under the law of the State of Ohio,  which law shall be  controlling in all matters  relating to the  interpretation, construction, or enforcement hereof.

11.  EFFECTIVE DATE

          This Agreement is effective for the allocation of the current  Federal income tax  liabilities of the members for the  consolidated  tax year
          1994 and all  subsequent  years  until  this  Agreement  is revised in writing.

12.  APPROVAL

          This  Agreement  is  subject to the  approval  of the  Securities  and
          Exchange  Commission.  A copy of this  Agreement  will be  filed as an exhibit to the Form U5S Annual Report to the  Securities  and Exchange
          Commission by Cinergy Corp. for the year ended December 31, 1994.

The above procedure for apportioning the consolidated annual net current federal and state tax liabilities and tax benefits of Cinergy Corp. and its consolidated affiliates  have  been  agreed  to by each of the below  listed  members  of the consolidated group as evidenced by the signature of an officer of each company.

Cinergy Corp.

By:  s/J. Wayne Leonard                                 Date:        1-23-95
     ------------------                                              -------

Cinergy Services, Inc.

By:  s/J. Wayne Leonard                                 Date:        1-23-95
     ------------------                                              -------

The Cincinnati Gas & Electric Co.

By:  s/William L. Sheafer                               Date:        1-23-95
       ------------------                                            -------

PSI Energy, Inc.

By:  s/J. Wayne Leonard                                 Date:        1-23-95
     ------------------                                              -------

South Construction Company, Inc.

By:  s/J. Wayne Leonard                                 Date:        1-23-95
     ------------------                                              -------

The Union Light, Heat & Power Co.

By:  s/William L. Sheafer                               Date:        1-23-95
       ------------------                                            -------

Miami Power Corp.

By:  s/William L. Sheafer                               Date:        1-23-95
       ------------------                                            -------
Lawrenceburg Gas Co.

By:  s/William L. Sheafer                               Date:        1-23-95
       ------------------                                            -------

Tri-State Improvement Co.

By:  s/William L. Sheafer                               Date:        1-23-95
       ------------------                                            -------

KO Transmission Co.

By:  s/William L. Sheafer                               Date:        1-23-95
       ------------------                                            -------

Cinergy Investments, Inc.

By:  s/J. Wayne Leonard                                 Date:        1-23-95
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Cinergy Telecommunications Holding Company, Inc.
(formerly Cinergy Communications, Inc.)

By:  s/Charles J. Winger                                Date:       12-27-96
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Cinergy Technology, Inc.

By:  s/Charles J. Winger                                Date:       12-27-96
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Cinergy UK, Inc.

By:  s/Charles J. Winger                                Date:       12-27-96
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Cinergy Engineering, Inc.

By:     /s/John P. Steffen                              Date:       12-31-97
        ------------------                                           -------

Cinergy Solutions Holding Company, Inc.
(formerly Cinergy Solutions, Inc.)

By:     /s/Charles J. Winger                            Date:       12-31-97
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Cinergy-Cadence, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
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Cinergy Capital & Trading

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Global Power, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Global Resources, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Supply Network, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Vestar, Inc.
(formerly Cinergy Business Solutions, Inc.)

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Centrus Communications, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Centrus, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Global Holdings, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Global San Gorgonio, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Global Ely, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Solutions of Tuscola, Inc.

By:     /s/Bernard F. Roberts                           Date:        4-16-99
           ------------------                                        -------

Cinergy Global Foote Creek, Inc.

By:     /s/Bernard F. Roberts                           Date:        3-29-00
           ------------------                                        -------

Cinergy Global Foote Creek II, Inc.

By:     /s/Bernard F. Roberts                           Date:        3-29-00
           ------------------                                        -------

Cinergy Telecommunications Networks Holdings, Inc.

By:     /s/Bernard F. Roberts                           Date:        3-29-00
           ------------------                                        -------

Cinergy Marketing & Trading, LLC

By:     /s/Madeleine W. Ludlow                          Date:        3-30-00
           ------------------                                        -------

CinCap IX, LLC

By:     /s/Lisa D. Gamblin                              Date:         2-7-01
           ------------------                                        -------

CinCap X, LLC

By:       /s/Lisa D. Gamblin                            Date:         2-7-01
           ------------------                                        -------

Cinergy Beckjord, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
           ------------------                                        -------

Cinergy Conesville, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
           ------------------                                        -------

Cinergy Dicks Creek, LLC

By:         /s/Lisa D. Gamblin                          Date:         2-7-01
            ------------------                                        -------

Cinergy East Bend, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Energy Solutions, Inc.

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy e-Supply Network, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy GASCO Solutions, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Global Chandler Holding, Inc.

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Global Chandler I, Inc.

By:         /s/Lisa D. Gamblin                          Date:         2-7-01
            ------------------                                        -------

Cinergy Global Foote Creek IV, Inc.

By:         /s/John Bryant                              Date:         2-7-01
            ------------------                                        -------

Cinergy Global One, Inc.

By:        /s/David L. Wozny                            Date:         2-7-01
            ------------------                                        -------

Cinergy Killen, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Miami Fort, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy One, Inc.

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Power Generation Services, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Power Investments, Inc.

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Solutions, Inc.

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Solutions of Boca Raton, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Stuart, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Technologies, Inc.
(formerly Cinergy Ventures Holding Company, Inc.)

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Transportation, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Two, Inc.

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Ventures, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Ventures II, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Wholesale Energy, Inc.

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Woodsdale, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Cinergy Zimmer, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

CinTec LLC
(formerly CinTech LLC)

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

CinTec I LLC
(formerly CinTech I LLC)

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

eVent Resources I LLC
(formerly Event Capital I LLC)

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Lansing Grand River Utilities, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Oklahoma Arcadian Utilities, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Shreveport Red River Utilities, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

SynCap I, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

SynCap II, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

TCS-USFOS of Lansing LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------

Trigen-Cinergy Solutions of Elmgrove, LLC

By:        /s/Lisa D. Gamblin                           Date:         2-7-01
            ------------------                                        -------